UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Landmark Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LANDMARK BANCORP, INC.

701 Poyntz Avenue

Manhattan, Kansas 66502

(785) 565-2000

April 14, 2006

Dear Stockholder:

On behalf of the board of directors and management of Landmark Bancorp, Inc., we cordially invite you to attend our annual meeting of stockholders, to be held at 2:00 p.m. on Wednesday, May 17, 2006, at the Kansas State University Alumni Center, 17th and Anderson Avenue, Manhattan, Kansas, 66506. The accompanying notice of annual meeting of stockholders and proxy statement discuss the business to be conducted at the meeting. At the meeting we will also report on our operations and the outlook for the year ahead.

We have nominated three persons to serve as Class II directors. Each of the nominees are incumbent directors. Additionally, our Audit Committee has selected and we recommend that you ratify the appointment of KPMG LLP to continue as our independent registered public accounting firm for the year ending December 31, 2006.

We encourage you to attend the meeting in person. Whether or not you plan to attend, however, please complete, sign and date the enclosed proxy and return it in the accompanying postage-paid return envelope as promptly as possible. This will ensure that your shares are represented at the meeting.

We look forward with pleasure to seeing and visiting with you at the meeting.

Very truly yours,

LANDMARK BANCORP, INC.

/s/ Patrick L. Alexander
Patrick L. Alexander
President and Chief Executive Officer

LANDMARK BANCORP, INC.

701 Poyntz Avenue

Manhattan, Kansas 66502

(785) 565-2000

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 17, 2006

To the stockholders of

LANDMARK BANCORP, INC.

The annual meeting of the stockholders of Landmark Bancorp, Inc., a Delaware corporation, will be held at the Kansas State University Alumni Center, 17th and Anderson Avenue, Manhattan, Kansas, 66506, on Wednesday, May 17, 2006, at 2:00 p.m., local time, for the following purposes:

1.             to elect three Class II directors for a term of three years;

2.             to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

3.             to transact such other business as may properly be brought before the meeting and any adjournments or postponements of the meeting.

We are not aware of any other business to come before the annual meeting. Any action may be taken on any one of the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned or postponed. The board of directors has fixed the close of business on March 31, 2006, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. In the event there are an insufficient number of votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the meeting, the meeting may be adjourned or postponed in order to permit our further solicitation of proxies.

By order of the Board of Directors

/s/ Patrick L. Alexander
Patrick L. Alexander
President and Chief Executive Officer

Manhattan, Kansas

April 14, 2006

LANDMARK BANCORP, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 17, 2006

Landmark Bancorp, Inc., a Delaware corporation, is the holding company for Landmark National Bank. Landmark National Bank’s main office is in Manhattan, Kansas with branch offices in central, eastern and southwestern Kansas. Landmark Bancorp was formed as part of the 2001 merger between MNB Bancshares, Inc., the holding company for Security National Bank, and Landmark Bancshares, Inc., the holding company for Landmark Federal Savings Bank. As a result of the merger, Landmark Bancorp became the holding company for Landmark National Bank. In April, 2004 Landmark Bancorp completed its acquisition of First Kansas Financial Corporation, the holding company of First Kansas Federal Savings Bank, and it was merged into Landmark National Bank. In January, 2006, Landmark Bancorp completed the acquisition of First Manhattan Bancorporation, Inc., the holding company of First Savings Bank, F.S.B.

This proxy statement is furnished in connection with the solicitation by the board of directors of Landmark Bancorp of proxies to be voted at the annual meeting of stockholders to be held at the Kansas State University Alumni Center, 17th and Anderson Avenue, Manhattan, Kansas, 66506, on Wednesday, May 17, 2006, at 2:00 p.m., local time, and at any adjournments or postponements of the meeting. Our 2005 annual report, which includes consolidated financial statements of Landmark Bancorp and Landmark National Bank, is also enclosed. This proxy statement is first being mailed to Landmark Bancorp’s stockholders on or about April 14, 2006.

The following is information regarding the meeting and the voting process, presented in a question and answer format.

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card from us because on March 31, 2006, the record date for the annual meeting, you owned shares of Landmark Bancorp’s common stock. This proxy statement describes the matters that will be presented for consideration by the stockholders at the annual meeting. It also gives you information concerning the matters to assist you in making an informed decision.

When you sign the enclosed proxy card, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting just in case your plans change.

If you have signed and returned the proxy card and an issue comes up for a vote at the meeting that is not identified on the card, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

What matters will be voted on at the meeting?

You are being asked to vote on the election of three Class II directors of Landmark Bancorp for a term expiring in 2009. Additionally, you are being asked to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2006 fiscal year. These matters are more fully described in this proxy statement.

If I am the record holder of my shares, how do I vote?

You may vote either by mail or in person at the meeting. To vote by mail, complete and sign the enclosed proxy card and mail it in the enclosed postage-paid, pre-addressed envelope to our transfer agent, Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey, 07016.

If you mark your proxy card to indicate how you want your shares voted, your shares will be voted as you instruct. If you sign and return your proxy card but do not mark the card to provide voting instructions, the shares represented by your proxy card will be voted “for” all three nominees named in this proxy statement and “for” the ratification of our auditors.

If you want to vote in person, please come to the meeting. We will distribute written ballots to anyone who wants to vote at the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting just in case your plans change. Please note, that if your shares are held in the name of your broker (or in what is usually referred to as “street name”), you will need to arrange to obtain a “legal proxy” from your broker in order to vote in person at the meeting.

If I hold shares in the name of a broker or fiduciary, who votes my shares?

If you received this proxy statement from your broker or by a trustee or other fiduciary who may hold your shares, your broker or fiduciary should have given you instructions for directing how they should vote your shares. It will then be their responsibility to vote your shares for you in the manner you direct. As discussed above, if you want to vote in person at the meeting, you will need to arrange to obtain a “legal proxy” from your broker or fiduciary in order to vote in person at the meeting.

Under the rules of various national and regional securities exchanges, brokers may generally vote on routine matters, such as the election of directors and the ratification of the independent registered public accounting firm, but cannot vote on non-routine matters, such as an amendment to the certificate of incorporation or the adoption or amendment of an equity compensation plan, unless they have received voting instructions from the person for whom they are holding shares. If your broker does not receive instructions from you on how to vote particular shares on a matter on which your broker does not have discretionary authority to vote, your broker will return the proxy card to us, indicating that he or she does not have the authority to vote on these matters. This is generally referred to as a “broker non-vote” and will affect the outcome of the voting as described below, under “How many votes are needed for approval of each proposal?”

We encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures. This ensures that your shares will be voted at the meeting.

What does it mean if I receive more than one proxy card?

It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers. Please sign and return ALL proxy forms to ensure that all your shares are voted.

What options do I have in voting on each of the proposals?

You may vote “for” or “withhold authority to vote for” each nominee for director. You may vote “for,” “against” or “abstain” on any other proposal that may properly be brought before the meeting. Abstentions will be considered in determining the presence of a quorum but will not affect the vote required for election of our directors or the ratification of our independent registered public accounting firm.

How many votes may I cast?

Generally, you are entitled to cast one vote for each share of stock you owned on the record date. The proxy card included with this proxy statement indicates the number of shares owned by an account attributable to you.

How many votes are needed for approval of each proposal?

Directors are elected by a plurality and the three individuals receiving the highest number of votes cast “for” their election will be elected as Class II directors of Landmark Bancorp.

The ratification of our independent registered public accounting firm and all other matters must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Broker non-votes and abstentions will not be counted as entitled to vote, but will count for purposes of determining whether or not a quorum is present on the matter.

What if I change my mind after I return my proxy?

If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•        signing another proxy with a later date and returning that proxy to our transfer agent at:

Registrar and Transfer Company
10 Commerce Drive
Cranford, New Jersey, 07016;

•        sending notice to our transfer agent that you are revoking your proxy; or

•        voting in person at the meeting.

If you hold your shares in the name of your broker and desire to revoke your proxy, you will need to contact your broker to revoke your proxy.

How many shares do we need to have represented at the meeting to hold the annual meeting?

A majority of the shares that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business.

Shares are counted as present at the meeting if the stockholder either:

•        is present in person at the meeting; or

•        has properly submitted a signed proxy card or other proxy.

On March 31, 2006, the record date, there were 2,228,591 shares of common stock issued and outstanding. Therefore, at least 1,114,296 shares need to be present at the annual meeting in order to hold the meeting and conduct business.

What happens if a nominee is unable to stand for re-election?

The board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than three nominees. The board has no reason to believe any nominee will be unable to stand for re-election.

Where do I find the voting results of the meeting?

If available, we will announce voting results at the meeting. The voting results will also be disclosed in our Form 10-Q for the quarter ending June 30, 2006.

Who bears the cost of soliciting proxies?

We will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors or employees of Landmark Bancorp or its subsidiaries may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

ELECTION OF DIRECTORS

At the annual meeting of the stockholders to be held on May 17, 2006, the stockholders will be entitled to elect three Class II directors for a term expiring in 2009. Landmark Bancorp’s directors are divided into three classes having staggered terms of three years. The nominees for election as Class II directors are incumbent directors. We have no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

Set forth below is information concerning the nominees for election and for the other directors whose terms of office will continue after the meeting, including their age, the year first elected a director and their business experience during the previous five years as of March 31, 2006. The nominees, if elected at the annual meeting of stockholders, will serve as Class II directors for three year terms expiring in 2009. We unanimously recommend that you vote FOR each of the nominees for director. Unless authority to vote for the nominees is withheld, the shares represented by the enclosed proxy card, if executed and returned, will be voted FOR the election of the nominees proposed by the board of directors.

NOMINEES

Name	Age	Position with Landmark Bancorp and Landmark National Bank	Director Since(1)

CLASS II (Term Expires 2009)

Richard A. Ball	53	Director of Landmark Bancorp and Landmark National Bank	1995

Susan E. Roepke	66	Director of Landmark Bancorp and Landmark National Bank	1997

C. Duane Ross	69	Director of Landmark Bancorp and Landmark National Bank	1986

CONTINUING DIRECTORS

CLASS III (Term Expires 2007)

Patrick L. Alexander	53	President, Chief Executive Officer and Director of Landmark Bancorp and Landmark National Bank	1990

Jim W. Lewis	50	Director of Landmark Bancorp and Landmark National Bank	1991

Jerry R. Pettle	67	Director of Landmark Bancorp and Landmark National Bank	1978

Larry L. Schugart	66	Chairman of the Board and Director of Landmark Bancorp and Landmark National Bank	1971

Name	Age	Position with Landmark Bancorp and Landmark National Bank	Director Since(1)

CLASS I (Term Expires 2008)

Brent A. Bowman	56	Director of Landmark Bancorp and Landmark National Bank	1987

Joseph L. Downey	69	Director of Landmark Bancorp and Landmark National Bank	1996

David H. Snapp	50	Director of Landmark Bancorp and Landmark National Bank	1986

(1)           Indicates the year first elected to the board of directors of MNB Bancshares, Inc. or Landmark Bancshares, Inc. (or their respective banking subsidiaries), the predecessor companies to Landmark Bancorp.

All of our directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions, except that Landmark Bancorp and Landmark National Bank have entered into employment contracts with Messrs. Alexander, Herpich, Scheopner, Oliphant and Thibault. No director is related to any other director or executive officer of Landmark Bancorp or Landmark National Bank by blood, marriage or adoption.

The business experience of each nominee and continuing director is as follows:

Patrick L. Alexander is the President and Chief Executive Officer of Landmark Bancorp and Landmark National Bank. He became President and Chief Executive Officer of the Manhattan Federal Savings and Loan Association (the predecessor to Security National Bank) in 1990, and became the President and Chief Executive Officer of MNB Bancshares and Security National Bank in 1992 and 1993, respectively. From 1986 to 1990, Mr. Alexander served as President of the Kansas State Bank of Manhattan, Manhattan, Kansas. Mr. Alexander serves as a member of the board of directors of the Big Lakes Development Center, Inc., an organization dedicated to serving the needs of mentally and physically handicapped individuals.

Larry L. Schugart has served with Landmark Federal Savings Bank, Landmark Bancshares and Landmark Bancorp for over 41 years. He served as President, Chief Executive Officer and a director of Landmark Bancshares from its incorporation in 1993 until the merger in 2001. He is a former director of the Federal Home Loan Bank of Topeka where he served on the Finance and Executive Committees. Mr. Schugart is a former member and chair of various committees of the Heartland Community Bankers Association, is a past Chairman of the Kansas-Nebraska League of Savings and Loan Association and served as a member of the Governmental Affairs Committee of the America’s Community Bankers. In addition, Mr. Schugart has been president of numerous civic and charitable organizations in Great Bend, Kansas.

Richard A. Ball, a certified public accountant, is the President of Ball Consulting Group, Ltd. He is also a member of Adams, Brown, Beran & Ball, Chtd., an accounting firm with offices in Great Bend, Hays, LaCrosse, Ellinwood, Colby, Lyons, McPherson and Hutchinson, Kansas. He has served as a Board Chairman of the Great Bend Chamber of Commerce, Great Bend United Way, Petroleum Club and Barton County Community College Academic Fund Campaign. He has also served on the boards of the

Kiwanis Club, Cougar Booster Club, Downtown Development, Mid-Kansas Economic Development and the Kansas Oil & Gas Museum Committee.

Brent A. Bowman has been Vice President of Bowman, Bowman and Novick, Inc., an architectural firm since incorporation in 2004. Previously, he was the President of Brent Bowman and Associates Architects, P.A., since 1979. He serves on the board of directors of Big Lakes Developmental Center, Inc.

Joseph L. Downey served as a director of Dow Chemical Co. for ten years until his retirement from the board in 1999. He was a Dow Senior Consultant from 1995 until 1999, after having served in a variety of executive positions with that company, including Senior Vice President from 1991 to 1994. In 2004, Mr. Downey became a director of Nanoscale Materials, Inc., which has a class of securities registered under the Securities and Exchange Act of 1934.

Jim W. Lewis is the owner of several automobile dealerships across the state of Kansas, including Dodge City Toyota, Inc. Mr. Lewis is a member of the Dodge City Area Chamber of Commerce. He was a founding member of “The Alley,” a community teen center in Dodge City.

Jerry R. Pettle is a dentist who practiced with Dental Associates of Manhattan, P.A., in Manhattan, Kansas, from 1965 until his retirement in 1999. Dr. Pettle was a former examiner for the Kansas Dental Board. Dr. Pettle serves on the board of directors of Mercy Regional Health Center.

Susan E. Roepke is a former Vice President of MNB Bancshares, serving in that capacity from its inception in 1992 until she retired as an officer of MNB Bancshares and Security National Bank at the end of 1998. She also served in a number of senior management positions with Security National Bank since 1970, including Senior Vice President, Secretary and Cashier since 1993.

C. Duane Ross is President and Chief Executive Officer of High Plains Publishers, Inc., a publishing/printing company. Mr. Ross is Vice Chairman of the Board of Commissioners of the Dodge City Housing Authority, a current member of the Dodge City Community College Endowment Board, and a past President of the Dodge City/Ford County Development Corporation. In addition, he is a past President of the Dodge City Community College Foundation and is a past President of the Dodge City Area Chamber of Commerce.

David H. Snapp is a partner in the law firm of Waite, Snapp & Doll in Dodge City, Kansas. Mr. Snapp is also a board member of Arrowhead West, Inc., a mental and physical rehabilitation center, the Community Foundation of Southwest Kansas and Catholic Social Service.

In addition, the business experience for the past five years for each of our executive officers is as follows:

Mark A. Herpich has served as Vice President, Secretary, Treasurer and Chief Financial Officer of Landmark Bancorp and as Executive Vice President, Secretary and Chief Financial Officer of Landmark National Bank since October, 2001. Previously, he held these same positions at MNB Bancshares and Security National Bank from September, 1998 to October, 2001. Mr. Herpich served as a Senior Manager and certified public accountant at KPMG LLP from August 1989 to September 1998.

Michael E. Scheopner has served as an Executive Vice President of Landmark National Bank since October, 2001. Previously, Mr. Scheopner served as an Executive Vice President of Security National Bank from March, 1998 to October, 2001 and as a Senior Vice President of Security National Bank from May, 1996 to March, 1998.

Dean R. Thibault has served as Executive Vice President-Commercial Lending of Landmark National Bank since January 2006. Previously he had served as a Market President for Landmark

National Bank since October, 2001. Mr. Thibault served as Senior Vice President for Security National Bank from March, 1998 to October, 2001.

Larry R. Heyka has served as a Market President of Landmark National Bank since January, 2006. Prior to joining Landmark National Bank, Mr. Heyka served as a director and the President and Chief Executive Officer of First Savings Bank, F.S.B. in Manhattan, Kansas from December, 1999 to December, 2005.

Mark J. Oliphant has served as a Market President of Landmark National Bank since October, 2001. Prior to joining Landmark National Bank, Mr. Oliphant served as a Market President for Bank of America in Dodge City, Kansas from January, 1998 to October, 2001 and as Senior Vice President – Head of Commercial Lending from July, 1997 to January, 1998 for Bank of America in Dodge City.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

We currently have ten directors serving as our board, a majority of whom are deemed to be “independent,” as that term is defined by the Nasdaq Stock Market, Inc. Mr. Alexander is not deemed to be “independent” because of his position as our President and Chief Executive Officer and Mr. Schugart is not deemed to be “independent” because of his past services as an officer and consultant to Landmark Bancorp. Additionally, Mr. Bowman is not deemed to be “independent” because he is a controlling shareholder of an architectural firm that received architect’s fees from Landmark Bancorp in excess of the amount permitted by the Nasdaq independence standards. In accordance with our corporate governance procedures, the board does not involve itself in the day-to-day operations of Landmark Bancorp which is monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the full board, which were held quarterly in 2005, with additional special meetings held from time to time. In 2006 the full board intends to meet two times each quarter with special meetings held from time to time when necessary and through committee membership, which is discussed below. Our directors also discuss business and other matters with Mr. Alexander, other key executives and our principal external advisers (legal counsel, auditors and other consultants) at times other than regularly scheduled meetings when appropriate.

The board of directors has, in addition to other committees, an Audit Committee, a Nominating and Governance Committee and a Compensation Committee. Consistent with the Nasdaq listing requirements, the independent directors regularly have the opportunity to meet without Mr. Alexander and Mr. Schugart in attendance. The current charters of each of these committees are available on Landmark Bancorp’s website at www.landmarkbancorpinc.com. Our website also contains a general description about us as well as our Code of Business Conduct and Ethics. Additionally, we maintain a separate website for Landmark National Bank at www.banklandmark.com that contains a description of our banking services and products.

A total of ten regularly scheduled and special meetings were held by the board of directors of Landmark Bancorp during 2005. During 2005, all directors attended at least 75 percent of the meetings of the board and the committees on which they served. Although we do not have a formal policy regarding director attendance at the annual meeting, we encourage and expect all of our directors to attend. Last year, all of the directors were present at the annual meeting.

Audit Committee

Messrs. Ball, Downey, Pettle and Ross and Ms. Roepke served as members of the Audit Committee, with Mr. Pettle serving as Chairman. Each of these members is considered “independent,” according to listing standards set forth by Nasdaq and Rule 10 A-3 of the Securities Exchange Act of 1934 and the board believes that each member of the committee possesses the necessary skills and qualifications to critically analyze our financial statements and financial reporting process. Further, the board has determined that Ms. Roepke qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. The board based this decision on Ms. Roepke’s education and professional experience as a former senior financial executive of a financial institution.

The functions performed by the Audit Committee include, but are not limited to, the following:

•                              selecting and managing the relationship with our independent registered public accounting firm;

•                              reviewing the independence of the independent registered public accounting firm;

•                              reviewing actions by management on recommendations of the independent registered public accounting firm and internal auditors;

•                              meeting with management, the internal auditors and the independent registered public accounting firm to review the effectiveness of our system of internal control over financial reporting and internal audit procedures;

•                              reviewing our earnings releases and reports filed with the Securities and Exchange Commission; and

•                              reviewing reports of bank regulatory agencies and monitoring management’s compliance with recommendations contained in those reports.

To promote independence of the audit function, the Audit Committee consults separately and jointly with the independent registered public accounting firm, the internal auditors and management. The internal auditor reports directly to the committee on audit and compliance matters. The committee also reviews and approves the scope of the annual external audit and consults with the independent registered public accounting firm regarding the results of their auditing procedures. We have adopted a written charter, which sets forth the committee’s duties and responsibilities. A copy of the charter was attached as Appendix A to the proxy statement for our 2005 annual meeting and is currently available on our website at www.landmarkbancorpinc.com. The Audit Committee for Landmark Bancorp met ten times in 2005.

Compensation Committee

Our board of directors has a Compensation Committee. The Compensation Committee is currently comprised of Messrs. Ball and Pettle and Ms. Roepke, with Mr. Ball serving as Chairman. Each of the current members is considered “independent,” as such term is defined by Nasdaq listing requirements, an “outside” director pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended and a “non-employee” director under Section 16 of the Securities Exchange Act. The committee is responsible for matters related to the compensation of the Company’s Chief Executive Officer and other executive officers. The committee’s responsibilities and functions are further described in its charter, which is available on our website at www.landmarkbancorpinc.com. The Compensation Committee met two times in 2005.

Nominating and Governance Committee

Our board of directors also has a Nominating and Governance Committee. The committee is currently comprised of Messrs. Downey, Lewis and Ross, with Mr. Downey serving as the Chairman. Each of the members is deemed to be “independent,” as such term is defined by Nasdaq. The Nominating and Governance Committee is charged with overseeing our corporate governance programs as well as nominating directors to serve on the board of directors. The committee’s responsibilities and functions are further described in its charter, which is available on our website at

www.landmarkbancorpinc.com. The Nominating and Corporate Governance Committee met one time in 2005.

Director Nominations and Qualifications

In carrying out its nominating function, the Nominating and Governance Committee evaluates all potential nominees for election, including incumbent directors, board nominees and stockholder nominees, in the same manner, although it is not currently seeking candidates to serve on the board and we did not receive any stockholder nominations for the 2006 annual meeting. Generally, the committee believes that, at a minimum, directors should possess certain qualities, including the highest personal and professional ethics and integrity, a sufficient educational and professional background, demonstrated leadership skills, sound judgment, a strong sense of service to the communities which we serve and an ability to meet the standards and duties set forth in our code of conduct. The committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective board members and whether they are “independent” in accordance with Nasdaq requirements (to ensure that at least a majority of the directors will, at all times, be independent). The committee has not, in the past, retained a third party to assist it in identifying candidates, but it has the authority to retain a third party firm or professional for the purpose of identifying candidates.

Stockholder Communication with the Board, Nomination and Proposal Procedures

General Communications with the Board. Stockholders may contact our board of directors by contacting Mark A. Herpich, Corporate Secretary, Landmark Bancorp, Inc., 701 Poyntz Avenue, Manhattan, Kansas 66502 or (785) 565-2000.

Nominations of Directors. In order for a stockholder nominee to be considered by the Nominating and Governance Committee to be one of its nominees and included in our proxy statement, the nominating stockholder must file a written notice of the proposed director nomination with our Corporate Secretary, at the above address, at least 120 days prior to the anniversary of the date the previous year’s proxy statement was mailed to stockholders. To be considered by the committee as a nominee for inclusion in next year’s proxy statement, stockholder nominations must be received no later than January 17, 2007. Nominations must include the full name and address of the proposed nominee and a brief description of the proposed nominee’s business experience for at least the previous five years. All submissions must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The committee may request additional information in order to make a determination as to whether to nominate the person for director.

In accordance with our bylaws, a stockholder may otherwise nominate a director for election at an annual meeting of stockholders by delivering written notice of the nomination to our Corporate Secretary, at the above address, not less than 60 days nor more than 90 days prior to the first anniversary date of the previous year’s annual meeting. The stockholder’s notice of intention to nominate a director must include:  a) for each person to be nominated: (i) the name, age and business and residence address of each nominee; (ii) the principal occupation or employment of each nominee; (iii) the class and number of shares of stock owned by the nominee on the date of the notice; and (iv) any information that would be required to be disclosed on Schedule 13D pursuant to Regulation 13D under the Securities Exchange Act, in connection with the acquisition of stock, and pursuant to Regulation 14A under the Securities Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether the person is subject to the provisions of such regulations; and b) as to the stockholder:  (i) the name and address of record of the nominating stockholder and the names and addresses of any other stockholders supporting each respective nominee; and (ii) the class and number of shares of stock owned by the nominating stockholder and any other stockholders supporting the nominees on the date of the notice. We may request additional information after receiving the notification for the purpose of determining the proposed nominee’s eligibility to serve as a director.

Persons nominated for election to the board pursuant to this paragraph will not be included in our proxy statement.

Other Stockholder Proposals. To be considered for inclusion in our proxy statement and form of proxy for our 2007 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary, at the above address, no later than December 15, 2006, and must otherwise comply with the notice and other provisions of our bylaws, as well as Securities and Exchange Commission rules and regulations.

For proposals to be otherwise brought by a stockholder and voted upon at an annual meeting, the stockholder must file written notice of the proposal to our Corporate Secretary on or before 60 days in advance of the first anniversary of the previous year’s annual meeting.

Code of Business Conduct and Ethics. We have a Code of Business Conduct and Ethics in place that applies to all of our directors and employees. The code sets forth the standard of ethics that we expect all of our directors and employees to follow, including our Chief Executive Officer and Chief Financial Officer. The code of conduct is posted on our website at www.landmarkbancorpinc.com. We intend to satisfy the disclosure requirements under Item 5.01 of Form 8-K regarding any amendment to or waiver of the code with respect to our Chief Executive Officer and Chief Financial Officer, and persons performing similar functions, by posting such information on our website.

Director Compensation. In 2005, directors of Landmark Bancorp received a monthly fee of $1,400 for serving on the board of directors and they will continue to receive a monthly fee of $1,400 in 2006. In addition, Landmark Bancorp has assumed deferred compensation agreements entered into by Messrs. Ball, Ross, Schugart and Snapp as directors of Landmark Bancshares, Inc. Landmark Bancorp has also assumed deferred compensation agreements entered into by Mr. Schugart as an executive officer of Landmark Bancshares, Inc.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation paid or granted to our Chief Executive Officer for the past three fiscal years and those executive officers whose salary and bonus exceeded $100,000.

SUMMARY COMPENSATION TABLE

				Long Term
		Annual Compensation		Compensation Awards
(a)	(b)	(c)	(d)	(g)	(i)
				Securities
Name and				Underlying	All Other
Principal Position	Fiscal Year	Salary	Bonus	Options/SARs	Compensation

Patrick L. Alexander	2005	$230,826	$27,000	—	$14,287	(1)
President and Chief	2004	221,550	18,000	23,562	7,393	(1)
Executive Officer	2003	208,333	44,000	—	45,888	(1)

Michael E. Scheopner	2005	$125,650	$21,000	—	$11,173	(2)
Executive Vice	2004	118,400	14,000	15,246	7,145	(2)
President	2003	112,750	34,000	—	19,923	(2)

Mark A. Herpich	2005	$125,650	$21,000	—	$9,204	(3)
Executive Vice	2004	118,400	14,000	15,246	5,959	(3)
President and Chief	2003	112,750	34,000	—	12,340	(3)
Financial Officer

Mark J. Oliphant	2005	$104,000	$9,100	—	$8,198	(4)
Market President	2004	99,000	6,000	7,623	6,135	(4)
	2003	95,440	14,000	—	8,197	(4)

Dean R. Thibault	2005	$101,313	$9,100	—	$9,433	(5)
Market President	2004	97,969	6,000	7,623	6,429	(5)
	2003	93,469	14,000	—	13,279	(5)

(1)           Includes contributions made to our employee stock ownership plan of $38,702 in 2003. Also includes contributions to Mr. Alexander’s 401(k) account of $12,600 in 2005 and $6,000 in each of 2004 and 2003, as well as taxable income relating to the personal use of a company car for Mr. Alexander of $1,687 in 2005, $1,393 in 2004 and $1,186 in 2003.

(2)           Includes contributions made to our employee stock ownership plan of $12,182 in 2003. Also includes contributions to Mr. Scheopner’s 401(k) account of $8,213 in 2005, $4,647 in 2004 and $5,369 in 2003, as well as taxable income relating to the personal use of a company car for Mr. Scheopner of $2,960 in 2005, $2,498 in 2004 and $2,372 in 2003.

(3)           Includes contributions made to our employee stock ownership plan of $6,612 in 2003. Also includes contributions to Mr. Herpich’s 401(k) account of $8,008 in 2005, $4,612 in 2004 and $4,470 in 2003, as well as taxable income relating to the personal use of a company car for Mr. Herpich of $1,196 in 2005, $1,347 in 2004 and $1,258 in 2003.

(4)           Includes a contribution made to our employee stock ownership plan of $2,441 in 2003. Also includes contributions to Mr. Oliphant’s 401(k) account of $6,364 in 2005, $3,492 in 2004 and $3,313 in 2003, as well as taxable income relating to the personal use of a company car for Mr. Oliphant of $1,834 in 2005, $2,643 in 2004 and $2,443 in 2003.

(5)           Includes contributions made to our employee stock ownership plan of $6,873 in 2003. Also includes contributions to Mr. Thibault’s 401(k) account of $6,333 in 2005, $3,448 in 2004 and $3,346 in 2003, as well as taxable income relating to the personal use of a company car for Mr. Thibault of $3,100 in 2005, $2,981 in 2004 and $3,060 in 2003.

Stock Option Information

No stock option awards were made to our named executive officers during 2005. The following table sets forth certain information concerning the number and value of stock options outstanding and held at December 31, 2005 by the executive officers named in the summary compensation table.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
OPTION/SAR VALUES

	(b)	(c)	(d) Number of Securities Underlying Unexercised Options/SARs at		(e) Value of Unexercised In-the-Money Options/SARs at
(a)	Shares Acquired	Value	FY-End (#)		FY-End ($)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Patrick L. Alexander	—	$—	9,858	18,555	$39,375	$—
Michael E. Scheopner	5,513	$67,787	4,002	12,006	$—	$—
Mark A. Herpich	—	$—	15,056	12,006	$128,407	$—
Mark J. Oliphant	—	$—	4,682	6,513	$28,006	$5,340
Dean R. Thibault	—	$—	8,946	6,003	$84,362	$—

Stock Incentive Plan

Under the Landmark Bancorp, Inc. 2001 Stock Incentive Plan, directors and key policy-making employees are eligible to receive grants of incentive stock options, nonstatutory options, restricted stock, and stock appreciation rights (“SAR’s”), as determined in each individual case by the Stock Incentive Committee. The plan was approved by our stockholders and amended in 2004 to increase the number of shares eligible for issuance under the plan. We have not, at any time, engaged in the repricing of stock options. In 2005 we granted options to purchase an aggregate of 2,100 shares of common stock to one employee. As of March 31, 2006 we had approximately 275,000 shares remaining for issuance under the plan.

Additionally, we have assumed previously existing options in connection with the merger of Landmark Bancshares, Inc. and MNB Bancshares, Inc. with and into Landmark Bancorp. At the time of the merger, there were options issued under the previous companies’ plans, each of which was approved by the stockholders of the respective company at the time of their adoption. All of the options granted under these plans fully vested at the time of the merger and no additional options were available for grant after the merger. As of December 31, 2005, there were options outstanding for an aggregate of 24,934 shares of our common stock under the prior plans.

401(k) Savings Plan

Landmark Bancorp sponsors a qualified, tax-exempt savings plan qualifying under Section 401(k) of the Internal Revenue Code. Virtually all employees are eligible to participate after meeting certain age and service requirements including our executive officers. The 401(k) plan allows for participants’ contributions up to the maximum amount allowed by the IRS regulations. Starting in 2005, the first 6% of gross salary was available for Landmark Bancorp’s 100% match. Participants can choose between several investment options under the 401(k) plan, but they do not have the option to invest in our common stock under this plan.

The aggregate contribution under the 401(k) plan, including profit sharing contributions, by Landmark Bancorp in 2005 was approximately $190,000 and the amounts contributed to the named executive officers are included in amounts reflected in the Summary Compensation Table on page 13 of this proxy statement.

We also maintained a separate employee stock ownership plan in which shares of our common stock were allocated to our employees, including our executive officers. All the shares have been allocated and, effective December 31, 2004, the plan has been merged into the 401(k) savings plan. During 2005, 97% of the shares in the 401(k) saving plan were distributed to participants.

Employment Agreements

At the time of the merger in 2001, Patrick Alexander, Mark Herpich, Michael Scheopner and Dean Thibault entered into employment agreements with Landmark Bancorp. Mark J. Oliphant entered into an employment agreement with Landmark Bancorp on January 31, 2005.

The employment agreement for Mr. Alexander initially provided for a base salary of $200,000, which may be increased but not decreased, and an initial term of three years, with automatic one year extensions on each anniversary of the effective date of the agreement unless either party gives the other notice of its desire to terminate this automatic extension. Upon any such termination, the agreement will expire at the end of the then current three-year term.

Mr. Alexander’s employment agreement will terminate upon the death or disability of Mr. Alexander, in the event of certain regulatory actions or upon notice by either us or Mr. Alexander, with or without cause. If Mr. Alexander’s employment is terminated without cause (which is defined in the employment agreement), we will be obligated to pay or to provide to him, as applicable, a cash payment equal to three times the sum of (a) his then annual salary, (b) an amount equal to the average of the annual performance bonuses paid to him for the most recent three fiscal years, and (c) the contributions made for his benefit under all employee retirement plans during the most recently ended fiscal year. We must also provide Mr. Alexander and his immediate family continued insurance coverage for the three years after this termination of employment. We will have no continuing obligation to Mr. Alexander if he voluntarily terminates his employment or we terminate him for cause, except that we will be obligated to pay him his accrued salary and benefits through the effective date of his termination of employment.

If Mr. Alexander voluntarily terminates his employment, or his employment is involuntarily terminated, within six months after a change in control of us or our bank subsidiary, then our successor will be obligated to pay or to provide to Mr. Alexander a lump sum cash payment and benefits equal to what he would have received if he had been terminated by us without cause. For purposes of the employment agreement, Mr. Alexander’s employment will be considered terminated if he is not re-elected or is removed from his position as our President and Chief Executive Officer or if we otherwise commit a breach of our obligations under the employment agreement.

The employment agreement also includes a covenant which will limit the ability of Mr. Alexander to compete with us or our bank subsidiary in an area encompassing a fifty mile radius from any of our banking offices for a period of one year following the termination of his employment. The geographic area covered by this provision constitutes a portion of our primary market area.

Except as described below, the employment agreements for Messrs. Herpich, Scheopner Thibault and Oliphant contain substantially the same provisions as those included in Mr. Alexander’s employment agreement. The term of these four agreements are for one year and, absent 90 days notice from either party, they automatically extend for one additional year on each anniversary of the effective date of the agreement. If any of these officers is terminated without cause during the term of his respective agreement, he will be entitled to receive an amount equal to the sum of (a) his then annual salary, (b) an amount equal to the average of the annual performance bonuses paid to him for the most recently ended three fiscal years, and (c) the contributions made for his benefit under all employee retirement plans during the most recently ended fiscal year. We must also provide the officer and his immediate family with continued insurance coverage for one year after this termination of employment. The payment to be made to each of these four officers upon his voluntary termination of employment within six months after a change of control or his involuntary termination without cause within one year of a change of control will be equal to two times the sum of (a) his then annual salary, (b) an amount equal to the average of the annual performance bonuses paid to him for the most recently ended three fiscal years, and (c) the contributions made for his benefit under all employee retirement plans during the most recently ended fiscal year. Each of these employees will be subject to the same non-competition covenant as Mr. Alexander following his termination of employment.

Compensation Committee Report on Executive Compensation

The Compensation Committee has furnished the following report on executive compensation. The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by Landmark Bancorp shall not be deemed to include the report unless the report is specifically stated to be incorporated by reference into such document.

General. The Compensation Committee is currently comprised of Messrs. Ball and Pettle and Ms. Roepke, each of whom is expected to serve on the committee through 2006. Each of the members is considered “independent” by the board according to the Nasdaq listing requirements, an “outside” director pursuant to Section 162(m) of the Internal Revenue Code and a “non-employee” director pursuant to Section 16 of the Securities Exchange Act. The Compensation Committee has responsibility for all matters related to the compensation of the executive officers, including the Chief Executive Officer.

Compensation Overview. We are committed to providing a total compensation program that supports our long-term business strategy and performance culture and creates a commonality of interest with our stockholders. In establishing executive compensation, we generally divide compensation into three separate components – salary, cash bonus and long term incentive awards. These components are intended to work together to compensate the executive officer fairly for his or her services and reward the executive officer based upon our overall performance during the year. In reviewing and establishing an executive’s officer’s compensation, the committee considers and evaluates all components of the executive officer’s total compensation package. This involves reviewing the executive’s officer’s salary, bonus, incentive stock awards, perquisites, participation in our 401(k) plan, deferred compensation arrangements, payments due upon retirement or a change of control, if any, and all other payments and awards that the executive officer earns.

The general philosophy in making decisions regarding the compensation of the executive officers, after taking into account an examination of compensation at other similarly situated financial institutions, is as follows:

•                       to provide incentives for executive officers to work toward achieving successful annual results and strategic objectives;

•                       to provide significant reward for achievement of superior performance;

•                       to provide market based compensation to help recruit and retain professionals of exceptional quality;

•                       to create significant opportunity and incentive for executives to be long-term stockholders;

•                       to link executive compensation rewards to increases in stockholder value, as measured by favorable long-term results and continued strengthening of Landmark Bancorp’s financial condition; and

•                       to provide flexibility to recognize, differentiate, and reward individual performance.

Components of Compensation.

Salary. The Compensation Committee reviews each executive’s base salary on an annual basis. The committee believes that the base salaries should offer security to each executive and allow us to attract qualified executives and maintain a stable management team and environment. The committee targets base salaries at levels comparable to those of similar positions within the market place. The committee may adjust salaries to reflect our financial performance, including, but not limited to, our net income, earnings per share, return on average equity and return on average assets, although no specific weight is given to these factors. Additionally, base salaries are determined by examining, among other things, an executive’s level of responsibility, prior experience, education, breadth of knowledge, internal performance objectives and the current market level. The committee will also factor in other payments and awards that the executive may receive before recommending a salary to the board. All of the factors described herein are considered on a subjective basis in the aggregate, and none of the factors is accorded a specific weight. When establishing the salary of executives other than his own, Mr. Alexander participated and made recommendations to the committee.

Bonus. The incentive bonus is primarily related to Landmark Bancorp’s financial performance, as measured by our net income, earnings per share, return on average equity and return on average assets, and other financial factors, and Landmark Bancorp’s performance relative to its long term goals. When establishing bonuses, the committee also considers individual performance criteria in addition to company-wide objectives.

Stock Ownership. The board and the committee believe in employee ownership in our common stock. In May of 2004, our stockholders voted to approve an amendment to the Landmark Bancorp, Inc. 2001 Stock Incentive Plan, which increased the number of shares under the plan from 170,750 to 340,000. The purpose of this incentive plan is to enhance our long-term financial performance by:

•                                          attracting and retaining executive and other key employees of Landmark Bancorp through incentive compensation opportunity;

•                                          motivating such employees to further the long term goals of Landmark Bancorp; and

•                                          further aligning the interests of participating employees with our stockholders through opportunities for increased employee ownership of Landmark Bancorp.

Based on the purpose of this incentive plan as outlined above, during 2005, the committee recommended, and the board of directors approved, the granting of options for a total of 2,100 shares to one employee. No options were granted to the named executive officers during 2005.

Chief Executive Officer’s Compensation. The committee establishes Mr. Alexander’s salary after reviewing the factors and components described above. Mr. Alexander’s salary in 2005 was based in part upon the committee’s satisfaction with the following factors: profitability, revenue growth, expense control and overall credit quality. The committee determined that Mr. Alexander’s leadership had a significant impact on our attaining this level of performance while maintaining our excellent safety and soundness ratings. Additionally, the committee considered Mr. Alexander’s personal performance as President and Chief Executive Officer, as well as his change of control agreement, his participation in employee benefit plans, the perquisites that he receives, his previous years’ salaries and the salary levels of other similarly situated financial institutions in setting his base salary at $232,630 effective in February 2005. His bonus of $27,000 was awarded based on satisfying the company’s overall performance goals, overseeing the successful acquisition of First Manhattan Bancorporation, Inc. and two branches from UMB National Bank of America, as well as our belief that he met and exceeded his individual goals. He also received $14,287 in other compensation that includes our matching contribution pursuant to the 401(k) plan as well as the personal use of a company car. Additionally, in the event of a change in control in which Mr. Alexander’s employment is terminated he would be entitled to receive $850,192 under his employment agreement and the benefit plans.

Compliance with Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits the deductibility of annual compensation in excess of $1.0 million paid to the our Chief Executive Officer and any of the four other highest paid officers, to the extent they are listed officers on the last day of any given tax year. However, compensation is exempt from this limit if it qualifies as “performance based compensation.”  Performance based compensation generally includes only payments that are contingent on achievement of performance objectives, and excludes fixed or guaranteed payments. We believe performance based compensation is an important tool to provide incentive to senior executives, matching their compensation levels to our performance.

Although we will consider deductibility under Section 162(m) with respect to the compensation arrangements for executive officers, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. Since our objectives may not always be consistent with the requirements for full deductibility, we may enter into compensation arrangements under which payments would not be deductible under Section 162(m).

Conclusion. The Compensation Committee believes the executive compensation policies and programs described above effectively serve the interests of stockholders and Landmark Bancorp. The committee believes these policies motivate executives to contribute to our overall future success, thereby enhancing the value of Landmark Bancorp for the benefit of all stockholders.

Compensation Committee:

Richard A. Ball

Jerry R. Pettle

Susan E. Roepke

Compensation Committee Interlocks and Insider Participation

During 2005, none of the directors serving as the Compensation Committee was an officer or employee of Landmark Bancorp or Landmark National Bank, and none of these individuals was a former officer or employee of either organization with the exception of Ms. Roepke, who was an executive officer until her resignation seven years ago. In addition, during 2005 no executive officer served on the board of directors or compensation committee of any other corporation with respect to which any member of our committee was engaged as an executive officer.

Performance Graph

The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by Landmark Bancorp shall not be deemed to include the following performance graph and related information unless the graph and related information are specifically stated to be incorporated by reference into the document.

The following graph shows a comparison of cumulative total returns for Landmark Bancorp, Inc., The Nasdaq Stock Market (U.S. Companies) and the Nasdaq Bank Stocks Index. Because the Securities and Exchange Commission considers the former Landmark Bancshares, Inc. the continuing entity for accounting purposes as a result of the merger of Landmark Bancshares and MNB Bancshares into Landmark Bancorp, the following graph only presents the performance of Landmark Bancshares’ common stock prior to the merger.

The cumulative stockholder return computations assume that $100 was invested in Landmark Bancshares’ common stock and in each index on December 31, 2000, and assumes the reinvestment of all dividends.

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

Landmark Bancorp, Inc.	$100.00	$126.54	$157.96	$195.05	$221.66	$207.21
Nasdaq Bank Index	100.00	109.09	111.02	142.25	157.60	155.38
Nasdaq Market - U.S.	100.00	79.71	55.60	83.60	90.63	92.62

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding our common stock beneficially owned on March 31, 2006 with respect to all persons known to us to be the beneficial owner of more than five percent of our common stock, each director and nominee, each executive officer named in the summary compensation table above and all directors and executive officers of as a group. Beneficial ownership has been determined for this purpose in accordance with Rule 13d-3 under the Securities Exchange Act, under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership of such securities within 60 days of March 31, 2006.

Name of Individual and	Amount and Nature of		Percent
Number of Persons in Group	Beneficial Ownership(1)		of Class

5% Stockholders

First Manhattan Co.	124,522	(2)	5.60%
437 Madison Avenue
New York, New York 10022

Larry L. Schugart	112,197	(3)	5.00%

Other Directors and Named Executive Officers

Patrick L. Alexander	85,242	(4)	3.80%
Richard A. Ball	28,258	(5)	1.30%
Brent A. Bowman	5,610	(6)	*
Joseph L. Downey	15,559	(7)	*
Jim W. Lewis	48,288	(8)	2.20%
Jerry R. Pettle	15,009	(9)	*
Susan E. Roepke	84,392	(10)	3.80%
C. Duane Ross	41,242	(11)	1.90%
David H. Snapp	35,384	(12)	1.60%
Michael E. Scheopner	35,370	(13)	1.60%
Mark A. Herpich	28,603	(14)	1.30%
Mark J. Oliphant	8,503	(15)	*
Dean R. Thibault	15,274	(16)	*

All directors and executive officers as a group (14 persons)	558,931	(17)	24.30%

*Less than 1%

(1)           The information contained in this column is based upon information furnished to us by the persons named above and the members of the designated group. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. Inclusion of shares in this table shall not be deemed to be an admission of beneficial ownership of such shares.

(2)           Based upon the Schedule 13G/A filed by First Manhattan Co. on February 10, 2006.

(3)           Includes 3,424 shares presently obtainable through the exercise of options granted under our stock option plan over which shares Mr. Schugart has no voting and sole investment power. Also includes 6,734 shares owned by his spouse over which Mr. Schugart has shared voting and investment power and 700 shares held in his spouse’s individual retirement account over which shares he has no voting or investment power.

(4)           Includes 16,043 shares presently obtainable through the exercise of options granted under our stock option plan over which shares Mr. Alexander has no voting and sole investment power. Also includes 22,057 shares owned in an individual retirement account over which he has shared voting and investment power.

(5)           Includes 1,347 shares presently obtainable through the exercise of options granted under our stock option plan over which shares Mr. Ball has no voting and sole investment power. Also includes 2,384 shares owned in a simplified employee pension individual retirement account over which Mr. Ball has voting and investment power, 253 shares held as a trustee over which he has shared voting and investment power, 126 shares owned by his spouse directly and 420 shares owned in his spouse’s individual retirement account over which he has no voting or investment power.

(6)           Includes 1,347 shares presently obtainable through the exercise of options granted under our stock option plan over which shares Mr. Bowman has no voting and sole investment power.

(7)           Includes 1,347 shares presently obtainable through the exercise of options granted under our stock option plan over which shares Mr. Downey has no voting and sole investment power. Also includes 6,181 shares owned by Mr. Downey’s spouse over which he has shared voting and shared investment power.

(8)           Includes 1,347 shares presently obtainable through the exercise of options granted under our stock option plan over which shares Mr. Lewis has no voting and sole investment power.

(9)           Includes 1,347 shares presently obtainable through the exercise of options granted under our stock option plan over which shares Mr. Pettle has no voting and sole investment power. Also includes 4,693 shares held in an individual retirement account over which Mr. Pettle has shared voting and sole investment power.

(10)         Includes 1,347 shares presently obtainable through the exercise of options granted under our stock option plan over which shares Ms. Roepke has no voting and sole investment power. Also includes 23,476 shares held in an individual retirement account of which the power to vote such shares is shared with the individual retirement account administrator, 38,653 shares owned by her spouse over which she has shared voting and investment power and 2,593 shares held in her spouse’s individual retirement account and over which Ms. Roepke has shared voting and investment power.

(11)         Includes 1,347 shares presently obtainable through the exercise of options granted under our stock option plan over which shares Mr. Ross has no voting and sole investment power. Also includes 5,566 shares held in an individual retirement account over which Mr. Ross has sole voting and sole investment power and 2,536 shares held in his spouse’s individual retirement account over which he has no voting or investment power.

(12)         Includes 1,347 shares presently obtainable through the exercise of options granted under our stock option plan over which shares Mr. Snapp has no voting and sole investment power. Also includes 3,242 shares held in an individual retirement account over which he has shared voting and sole investment power. Also includes 764 shares owned by his spouse over which he has shared voting and investment power and Mr. Snapp disclaims beneficial ownership of such shares.

(13)         Includes 8,004 shares presently obtainable through the exercise of options granted under our stock option plan, over which shares Mr. Scheopner has no voting and sole investment power. Also includes 22,497 shares owned jointly with his spouse over which he shares voting and investment power.

(14)         Includes 19,058 shares presently obtainable through the exercise of options granted under our stock option plan over which shares Mr. Herpich has no voting and sole investment power. Also includes 7,617 shares he owns with his spouse over which he has shared voting and investment power.

(15)         Includes 6,682 shares presently obtainable through the exercise of options granted under our stock option plan, over which shares Mr. Oliphant has no voting and sole investment power. Also includes 141 shares he owns with his spouse over which he has shared voting and investment power and 1,680 shares owned in an individual retirement account over which he has shared voting and investment power.

(16)         Includes 10,947 shares presently obtainable through the exercise of options granted under our stock option plan over which shares Mr. Thibault has no voting and sole investment power. Also includes 4,869 shares owned in an individual retirement account over which he has shared voting and investment power.

(17)         Includes an aggregate of 74,934 shares presently obtainable through the exercise of options granted under the Landmark Bancorp, Inc. 2001 Stock Incentive Plan and stock option plans assumed in connection with the merger of Landmark Bancshares, Inc. and MNB Bancshares, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires that our executive officers, directors and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the exchange on which our shares of common stock are traded. These persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of these forms, we are not aware that any of our directors, executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during the fiscal year ended December 31, 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our directors and officers and their associates were customers of and had transactions with Landmark Bancorp and Landmark National Bank, and their predecessors, during 2005. Additional transactions are expected to take place in the future. All outstanding loans, commitments to loan, and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

Additionally, during 2005 we paid architectural fees of approximately $265,000 to an architecture firm of which Mr. Bowman, one of our directors, is a controlling shareholder. The payments were in respect of architectural services performed in connection with the construction of our new branch facility.

AUDIT COMMITTEE REPORT

The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by Landmark Bancorp shall not be deemed to include the following report unless the report is specifically stated to be incorporated by reference into such document.

The Audit Committee assists the board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The Audit Committee also reviews the audited financial statements and recommends to the board that they be included in our annual report on Form 10-K. The committee is comprised of Messrs. Ball, Downey, Pettle, and Ross and Ms. Roepke. All of the members are deemed “independent,” as defined by Nasdaq.

The Audit Committee has reviewed and discussed our audited financial statements for 2005 with our management and KPMG LLP, our independent registered public accounting firm. The committee has also discussed with KPMG LLP the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards) as well as having received and discussed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees). Based on the review and discussions with management and KPMG LLP, the committee has recommended to the board that the audited financial statements be included in our annual report on Form 10-K for 2005 for filing with the Securities and Exchange Commission.

Audit Committee:

Richard A. Ball	Jerry R. Pettle
Joseph L. Downey	Susan E. Roepke
C. Duane Ross

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders will be asked to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2006. If the appointment of KPMG LLP is not ratified, the matter of the appointment of our independent registered public accounting firm will be considered by the Audit Committee. Representatives of KPMG LLP are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. We recommend that you vote FOR the ratification of KPMG LLP to serve as our independent registered public accounting firm.

Accountant Fees

Audit Fees. The aggregate amounts of fees billed by KPMG LLP for their audit of our annual financial statements for fiscal years 2005 and 2004 and for their required reviews of our unaudited interim financial statements included in our quarterly reports filed during fiscal years 2005 and 2004 were $110,350 and $114,450 respectively.

Audit Related Fees. The aggregate amount of audit related fees billed by KPMG LLP for fiscal years 2005 and 2004 was $38,350 and $17,300 respectively. We were billed an aggregate of $23,350 in 2005 by KPMG LLP for agreed-upon procedures in connection with the acquisition of First Manhattan Bancorporation, Inc. The additional services provided in 2005 and 2004 were related to year-end audits of the Landmark Bancorp, Inc. Employee Stock Ownership Plan and the Landmark Bancorp, Inc. 401(k) Profit Sharing Plan.

Tax Fees. The aggregate amounts of tax related services billed by KPMG LLP for fiscal years 2005 and 2004 were $40,850 and $51,541, respectively, for professional services rendered for tax compliance, tax advice and tax planning. The services provided included assistance with the preparation of our tax return and guidance with respect to estimated tax payments.

All Other Fees. We did not incur fees from KPMG LLP for fiscal years 2005 and 2004 other than the fees reported above.

The Audit Committee, after consideration of these matters, does not believe that the rendering of these services by KPMG LLP to be incompatible with maintaining their independence as our principal accountants.

Audit Committee Pre-Approval Policy

Among other things, the Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent accountant. We have adopted a pre-approval policy under which the Audit Committee approves in advance all audit and non-audit services to be performed by our independent registered public accounting firm. As part of its pre-approval policy, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence. In accordance with the pre-approval policy, the Audit Committee has pre-approved certain specified audit and non-audit services to be provided by KPMG LLP for up to twelve months from the date of the pre-approval. All of the services referred to above in the table for 2005 were pre-approved by the Audit Committee.

REPORT ON FORM 10-K

WE WILL FURNISH WITHOUT CHARGE TO EACH PERSON REPRESENTING THAT HE OR SHE WAS A BENEFICIAL OWNER OF OUR COMMON STOCK AS OF THE RECORD DATE FOR THE MEETING, UPON WRITTEN REQUEST, A COPY OF OUR ANNUAL REPORT ON FORM 10-K. SUCH WRITTEN REQUEST SHOULD BE SENT TO MR. PATRICK L. ALEXANDER, LANDMARK BANCORP, INC., P.O. BOX 308, MANHATTAN, KANSAS 66505. OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE ALSO AVAILABLE VIA THE INTERNET AT OUR WEBSITE AT “WWW.LANDMARKBANCORPINC.COM” AND AT “WWW.SEC.GOV.”

By order of the Board of Directors

/s/ Patrick L. Alexander
Patrick L. Alexander
President and Chief Executive Officer

Manhattan, Kansas

April 14, 2006

ALL STOCKHOLDERS ARE URGED TO SIGN

AND MAIL THEIR PROXIES PROMPTLY

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY LANDMARK BANCORP, INC.

PROXY FOR COMMON SHARES ON BEHALF OF BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF		1. ELECTION OF DIRECTORS:	For	With- hold	For All Except
THE STOCKHOLDERS OF LANDMARK BANCORP, INC. TO BE HELD MAY 17, 2006		Class II	☐	☐	☐

The undersigned hereby appoints Patrick L. Alexander, Jerry R. Pettle and  Larry L. Schugart, or any two of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of common stock that the undersigned would be entitled to vote if then personally present at the annual meeting of the stockholders of Landmark Bancorp, Inc., to be held at the Kansas State University Alumni Center, 17th and Anderson Avenue, Manhattan, Kansas 66506 on Wednesday, May 17, 2006, at 2:00 p.m., local time, or any adjournments or postponements of the meeting, upon the matters set forth in the notice of annual meeting and proxy statement, receipt of which is hereby acknowledged, as follows:

		(term expires 2009):	Richard A. Ball, Susan E. Roepke and C. Duane Ross

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

			For	Against	Abstain
		2. RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT	☐	☐	☐
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2006:

3. In accordance with their discretion, upon all other matters that may properly come before the meeting and any adjournments or postponements of the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED UNDER PROPOSAL 1 AND FOR PROPOSAL 2.

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above	Co-holder (if any) sign above

+	+

   Detach above card, sign, date and mail in postage paid envelope provided.

LANDMARK BANCORP, INC.

NOTE: PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ABOVE. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE RETURN SIGNED PROXY CARD IN THE ENCLOSED ENVELOPE.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.